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                                                                    Exhibit 3.15

                                    BYLAWS OF
                      PCA PHOTO CORPORATION OF CANADA, INC.

                                    SECTION 1
                           OFFICES, SEAL, FISCAL YEAR

Section 1.1 Principal Office. The principal office of the Corporation shall be located in such county and state (either within or without North Carolina) as determined by the Board of Directors.

Section 1.2 Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina shall be located in Mecklenburg County, North Carolina at such address as selected by the Board of Directors.

Section 1.3 Other Offices. The Corporation may have offices at such other places within or without the State of North Carolina as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

Section 1.4 Seal. The seal of the Corporation shall contain the name of the Corporation, the word "Seal", and such other words and figures as desired by the Board of Directors. When obtained, said seal shall be impressed in the margin of this Section of the Bylaws.

Section 1.5 Fiscal Year. The fiscal year of this Corporation shall be as determined by the Board of Directors. Said fiscal year may at any time or from time to time be changed by resolution adopted by the Board of Directors.

                                    SECTION 2
                            MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote at such meetings.

Section 2.2 Annual Meeting. The annual meeting of the shareholders shall be held on such date in May or June as the Board of Directors may determine beginning with the year 1990, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.3 Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Sections 2.4 and 2.5. A meeting so

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               called shall be designated and treated for all purposes as the annual meeting.

Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the President, Secretary, or Board of Directors of the Corporation or by any shareholder pursuant to the written request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. Such written request must describe the purpose for which the special meeting is to be held, be signed and dated, and delivered to the Corporation's Secretary.

Section 2.5 Notice of Meetings. Written or oral notice stating the date, time and place of the meeting shall be delivered no fewer than ten nor more than sixty days before the date of any shareholders' meeting, either personally or by mail in the case of written notice, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote on any matter at such meeting. Notice shall be given to all shareholders, including holders of shares who are not entitled to vote on any matter at a meeting, of any meeting at which a merger, share exchange, sale of assets other than in the regular course of business or voluntary dissolution is to be considered, or any other action is to be considered which requires notice, under the provisions of the North Carolina Business Corporation Act or the Corporation's Articles of Incorporation, to holders of shares who are not entitled to vote on any matter at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his or her address as it appears on the record of shareholders of the Corporation with postage thereon prepaid. Oral notice is effective when actually communicated to the person entitled thereto.

               In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called, but, in the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted at such meeting unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

               If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting, is fixed as provided under Section 9.6, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

               As provided under Section 6.8, it shall be the duty of the Secretary to give all notices. In default by the Secretary of giving the notice, within five

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               days after request by the person calling the meeting, such person may give said notice directly to the shareholders.

Section 2.6 Waiver of Notice. Any shareholder may waive the necessity of formal notice to him or her by signing a written waiver either before or after the meeting and upon execution of a waiver, the shareholder shall not be entitled thereafter to object to the meeting being held or matters being passed upon at the meeting because of lack of notice thereof. Such waiver must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

               A shareholder's attendance, in person or by proxy, at a meeting
               (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his or her proxy objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter before it is voted upon.

Section 2.7 Shareholders' List for Meeting. The Secretary of the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.

               The shareholders' list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his or her agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of the North Carolina Business Corporation Act, to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection.

               The Corporation shall make the shareholders' list available at the meeting, and any shareholder, his or her agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.

Section 2.8 Voting Entitlement of Shares. Unless the Articles of Incorporation provide otherwise, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter voted on at a shareholders' meeting.

               Absent special circumstances, the shares of the Corporation shall not be entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or

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               indirectly, a majority of the shares entitled to vote for
               directors of the second corporation. The Corporation shall be entitled, however, to vote any shares, including its own shares, held by it in a fiduciary capacity.

               Redeemable shares shall not be entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution, under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 2.9 Proxies. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

Section 2.10 Acceptance of Shareholder Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. The shareholder is the person in whose name shares are registered in the records of a Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

               The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder, in accordance with the provisions of the North Carolina Business Corporation Act.

               The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

Section 2.11 Quorum and Voting Requirements for Voting Groups. Unless a greater number of votes is required by the North Carolina Business Corporation Act or by the Articles of Incorporation or these Bylaws of the Corporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned

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               from time to time by the vote of the majority of the shares voting on the motion to adjourn.

               Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

               If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or a Bylaw adopted by the shareholders, or by the North Carolina Business Corporation Act.

Section 2.12 Voting Inspectors. The Board of Directors, in advance of any action being taken at any meeting of shareholders, may appoint one or three voting inspectors to act at any such meeting or adjournment thereof and, in the absence of such appointment, the person presiding at the meeting may and shall, if so requested by any shareholder or proxy, make such appointment. Any vacancy, whether from refusal to act or otherwise, may be filled by appointment of the person presiding. If there are three inspectors, the decision or certificate of any two shall be effective as the act of all.

               The voting inspectors shall determine the number of shares outstanding, the voting power of each, the votes represented at the meeting, the existence of a quorum with respect to each matter, the authenticity, validity and effect of appointments of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.13 Informal Action by Shareholder. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents signed by all the shareholders before or after such action, describing the action taken and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

               If not otherwise fixed under Section 9.5, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent to action without a meeting. A consent signed under this Section has the effect of a meeting vote.

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               If the North Carolina Business Corporation Act requires that notice of proposed action be given to holders of shares who are not entitled to vote on the matter at a meeting and action is to be taken by unanimous consent of the voting shareholders, the Corporation must give holders of shares who are not entitled to vote on the matter written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under the North Carolina Business Corporation Act, would have been required to be sent to holders of shares who are not entitled to vote on the matter in the notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                                    SECTION 3
                               BOARD OF DIRECTORS

Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors or, to the extent permitted under the North Carolina Business Corporation Act, by such committees as the Board may establish pursuant to these Bylaws or pursuant to the North Carolina Business Corporation Act.

Section 3.2 Number, Term and Qualification. The Board of Directors shall be composed of at least one director and no more than fifteen directors. The number constituting the initial Board of Directors shall be as fixed by resolution duly adopted by the shareholders. Thereafter, the number of directors may be increased or decreased (within the limits herein stated) by resolution duly adopted by the shareholders or the Board of Directors. The terms of the initial directors of the Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election, unless their terms are staggered in accordance with these Bylaws and provisions of the North Carolina Business Corporation Act. Despite the expiration of a director's term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3.3 Election of Directors. Except as provided in Section 3.6, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

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Section 3.4    Cumulative Voting. Shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

               This right of cumulative voting shall not be exercised unless the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized or unless some shareholder or proxy announces in open meeting, before the voting for the directors starts, his or her intention to vote cumulatively and, if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy and shall thereupon grant a recess of not less than one nor more than four hours, as he or she shall determine, or such other period of time as is unanimously agreed upon.

Section 3.5 Removal. Directors may be removed from office at any time, with or without cause, by a vote of shareholders, if the number of votes cast for the removal of any director exceeds the number of votes cast against the removal of the director. However, an individual director may not be removed if the votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. If any directors are so removed, new directors may be elected at the same meeting.

               A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 3.6 Vacancies. A vacancy occurring in the Board of Directors may be filed by the shareholders or by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any.

Section 3.7 Chairman. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors.

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Section 3.8    Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board and any committees thereof.

                                    SECTION 4
                              MEETINGS OF DIRECTORS

Section 4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such meetings may be held either within or without the State of North Carolina.

Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

               The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof, either written or oral, by any usual means of communication, e.g., letter, telephone call, facsimile transmission, telegram, direct contact, etc. In the case of a letter, it shall be deemed received two days after mailing of same, in the case of a telegram or facsimile transmission, one day after placing the same. Oral notice is effective when actually communicated to the person entitled thereto. Such notice need not specify the purpose for which the meeting is called.

Section 4.4 Waiver of Notice. A director may waive any required notice before or after the date and time of the meeting as stated in the notice. Except in the case of a director's attendance at the meeting, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

               A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.5 Quorum. Subject to the quorum requirement for certain amendments to the Bylaws stated in Section 4.6, and except as otherwise provided in these Bylaws, a majority of the number of directors prescribed by or pursuant to

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               these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so prescribed, the number of directors in office immediately before the meeting begins shall constitute a quorum.

Section 4.6 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as hereafter provided or as otherwise provided in these Bylaws:

               (a) The vote of a majority of the number of directors in office when the action is taken shall be required to adopt a resolution instituting any committee of the Board of Directors and appointing any members to the committee.

               (b) The vote of a majority of the number of directors in office when the action is taken shall be required to adopt a Bylaw, or to amend or repeal a Bylaw adopted by the Board of Directors, that fixes a greater quorum or voting requirement for the Board of Directors; and such a Bylaw may not itself be amended or repealed by a quorum or vote of the directors less than the quorum or vote therein prescribed (or prescribed by the shareholders if the Bylaw was adopted by the shareholders and the Bylaw provides that it may be amended or repealed by the Board of Directors).

Section 4.7 Informal Action by Directors. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a meeting vote.

Section 4.8 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting, or his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

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Section 4.9    Committees of the Board. The Board of Directors may create an
               Executive Committee and other committees of the Board and appoint members of the Board of Directors to serve on them. The creation of a committee of the Board and appointment of members to it must be approved by a majority of the number of directors in office when the action is taken. Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this Section.

                                    SECTION 5
                               EXECUTIVE COMMITTEE

Section 5.1 Creation. The Board of Directors, by resolution adopted by a majority of the directors in office when the action is taken, may designate two or more directors to constitute an Executive Committee, which committee, to the extent permitted by the North Carolina Business Corporation Act and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

Section 5.2 Vacancy. Any vacancy occurring in an Executive Committee shall be filled by a majority of directors in office when the action is taken at a regular or special meeting of the Board of Directors.

Section 5.3 Removal. Any member of an Executive Committee may be removed at any time with or without cause by a majority of the directors present at a meeting at which a quorum is present.

Section 5.4 Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                                    SECTION 6
                                    OFFICERS

Section 6.1 Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person but no officer may act in more than one capacity where action of two or more officers is required.

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Section 6.2    Election and Term. The officers of the Corporation shall be elected annually by the Board of Directors. Such elections shall be held at the first regular or special meeting of the Board next following the annual meeting of the shareholders. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is appointed.

Section 6.3 Removal. The Board of Directors may remove any officer at any time with or without cause. An officer's removal does not itself affect the officer's contract rights, if any, with the Corporation.

Section 6.4 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation is authorized by the Board of Directors.

Section 6.5 Chairman of the Board of Directors. The Board of Directors may, by resolution, elect a Chairman of the Board. The Chairman of the Board may, but need not be, an officer of the Corporation. The Chairman of the Board shall, when present, preside at all meetings of the directors and shareholders and, in general, shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed from time to time by the Board of Directors.

Section 6.6 President. The President shall be the principal operating officer of the Corporation and, subject to the direction and control of the Chairman of the Board and the Board of Directors, shall supervise and control the operations of the Corporation in accordance with these Bylaws.

               He shall, when present, and, in the absence of or at the request of the Chairman of the Board, preside at all meetings of shareholders and directors. If authorized by the Chairman of the Board, he or she shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the Chairman of the Board or the Board of Directors to some other officer or agent and, in general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman of the Board and the Board of Directors from time to time.

Section 6.7 Vice Presidents. The Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of

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               that office. In addition, they shall perform such duties and have such other powers as the Board of Directors shall prescribe.

Section 6.8 Secretary. The Secretary shall maintain and authenticate records of the acts and proceedings of all meetings of shareholders and directors. He or she shall give all notices required by law and by these Bylaws. He or she shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix the corporate seal to any lawfully executed instrument requiring it. He or she shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered office and the principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of shares of stock held by each. He or she shall sign such instruments as may require his or her signature and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him or her from time to time by the President or by the Board of Directors.

Section 6.9 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit and disburse the same under the direction of the Board of Directors. He or she shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he or she shall cause true financial statements to be prepared as of the close of each fiscal year, including a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. Such financial statements shall be filed at the principal office of the Corporation within 120 days after the end of such fiscal year. The financial statements so filed shall be kept for a period of three years; and the Treasurer shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the Treasurer shall mail him or her the latest financial statements. The Treasurer shall, in general, perform all duties incident to his or her office and such other duties as may be assigned to him or her from time to time by the President or by the Board of Directors.

Section 6.10 Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, or upon the request of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

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Section 6.11   Bonds. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                    SECTION 7
                    TRANSACTIONS WITH DIRECTORS AND OFFICERS;
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1 Director Conflict of Interest. A conflict of interest transaction is a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the director's interest in the transaction if any one of the following is true:

               (1) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction. For purposes of the foregoing sentence, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking this action. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken to approve the transaction if the transaction is otherwise authorized, approved, or ratified as provided in the foregoing sentences.

               (2) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction. For purposes of the foregoing sentence, a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted as hereafter described. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which a director has an indirect interest, may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest

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                    transaction. A majority of the shares that would, if
                    present, be entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of taking action to approve a conflict of interest transaction.

               (3)  The transaction was fair to the Corporation.

               For purposes of this Section, a director of the Corporation has an indirect interest in a transaction if another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction, or another entity of which he or she is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

Section 7.2 Indemnification of Officers and Directors. Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he or she is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that he or she is or was acting in such capacity.

               The director's, officer's, employee's or agent's rights hereunder shall, to the fullest extent from time to time permitted by law, cover (a) reasonable expenses, including without limitation, all attorney's fees actually and necessarily incurred by him or her in connection with any such action, suit or proceeding, (b) all reasonable payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in such action, suit or proceeding and (c) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

               The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Section, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

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               Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this Section.

               The rights granted herein shall not be limited by the provisions contained in Section 55-8-51 of the North Carolina General Statutes or any successor to such statute.

Section 7.3 Loans and Guarantees to Directors. The Corporation shall not, directly or indirectly, lend money to or guarantee the obligation of a director of the Corporation unless:

               (1) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director; or

               (2) the Corporation's Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

                                    SECTION 8
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 8.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 8.3 Checks and Drafts. All checks, drafts, or other orders for payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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Section 8.4    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                    SECTION 9
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 9.1 Consideration for Shares. The consideration for the issuance of shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate.

               When the Corporation receives consideration for which the Board of Directors authorized the issuance of shares, then such shares shall be deemed to be fully paid and nonassessable. The determination by the Board of Directors as to the adequacy of consideration is conclusive as to whether the shares are validly issued, fully paid and nonassessable.

Section 9.2 Certificates for Shares. Certificates representing shares of the Corporation may be issued, in such form as the Board of Directors shall determine, to every shareholder for the shares owned by him or her. These certificates shall be signed (either manually or in facsimile) by the President or any Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 9.3 Shares Without Certificate. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

               Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required on certificates by the North Carolina Business Corporation Act.

Section 9.4 Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares, for the shares sought to be transferred by the holder

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               thereof or by his or her duly authorized agent, transferee or legal representative.

Section 9.5 Record Date. The Board of Directors of the Corporation may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. The record date may not be more than seventy days before the meeting or action requiring a determination of shareholders.

               A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

               If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

               The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, the date the Board of Directors authorizes the distribution or share dividend shall be the record date for such determination of shareholders.

Section 9.6 Lost Certificates. The Board of Directors may authorize the issuance of a new stock certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against the loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

                                   SECTION 10
                                   AMENDMENTS

               The Board of Directors may amend or repeal these Bylaws, except to the extent otherwise provided in the Articles of Incorporation or a Bylaw adopted by the shareholders or the North Carolina Business Corporation Act, and except that a Bylaw adopted, amended or repealed by the

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

               shareholders may not be readopted, amended or repealed by the Board of Directors if neither the Articles of Incorporation nor a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

               The Board of Directors shall have no power to adopt a Bylaw which
               (1) requires a quorum for shareholders (or voting groups of shareholders) different from the quorum provided for by the North Carolina Business Corporation Act; (2) requires a vote of shareholders (or voting groups of shareholders) different from the vote provided for by the North Carolina Business Corporation Act; (3) provides for voting on a matter by a single voting group or multiple voting groups at a meeting of shareholders; (4) authorizes a quorum of the Board of Directors consisting of less than the number of directors provided for by the North Carolina Business Corporation Act; (5) changes the range for the size of the Board of Directors or changes from a variable-range to a fixed size Board of Directors; (6) staggers the election of directors; or (7) limits the authority of the directors to transfer the corporate assets.

               The authority granted to the Board of Directors in this Section shall remain in full force and effect until such time as this
               Section is amended, altered or revoked by resolution duly adopted by the shareholders.

                                   SECTION 11
                               NORTH CAROLINA LAW

Section 11.1 Interpretation. All controversies pertaining to the interpretation and execution of the foregoing Bylaws shall be interpreted under the then applicable provisions of the North Carolina Business Corporation Act and other applicable law of the State of North Carolina germane thereto.

                                   SECTION 12
                            EFFECTIVE DATE - APPROVAL

Section 12.1 Effective Date. The effective date of the foregoing Bylaws shall be the 1st day of January, 1991.

Section 12.2 Approval. The foregoing Bylaws were unanimously approved by the Board of Directors by resolution duly adopted on the foregoing effective date.

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